1(415) 856-7007

davidhearth@paulhastings.com

April 29, 2016

VIA EDGAR

Litman Gregory Funds Trust

4 Orinda Way, Suite 200-D

Orinda, California 94563

Re:	Litman Gregory Funds Trust - File Nos. 333-10015 and 811-07763

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to the Litman Gregory Funds Trust (the “Registrant”), as shown in Post-Effective Amendment No. 61 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/s/ David A. Hearth

David A. Hearth
for PAUL HASTINGS LLP

Paul Hastings LLP  |  55 Second Street  |  Twenty-Fourth Floor  |  San Francisco, CA 94105

t: +1.415.856.7000  |  www.paulhastings.com